Exhibit 99.1

Ingles Markets, Inc. Contact: Pat Jackson, Chief Financial Officer pjackson@ingles-markets.com (828) 669-2941 (Ext. 223)	December 26, 2024 For Immediate Release

Ingles Markets, Incorporated Reports Receipt of Notice from Nasdaq Regarding Delayed Filing of Annual Report on Form 10-K

ASHEVILLE, N.C. - Ingles Markets, Incorporated (NASDAQ: IMKTA) (the “Company”), today announced that it received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”), stating that because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended September 28, 2024 (the “Annual Report”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. The Notice has no immediate effect on the listing of the Company’s shares on Nasdaq.

The delay in filing the Annual Report has been due to the impact of Hurricane Helene, as previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission on November 29, 2024.

Under Nasdaq rules, the Company has 60 calendar days, or until February 18, 2025, to either file the Annual Report or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule (the “Compliance Plan”). If the Company does not file the Annual Report but submits a Compliance Plan, and Nasdaq accepts the Compliance Plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date, or until June 10, 2025, to file the Annual Report and regain compliance. If Nasdaq does not accept the Company’s Compliance Plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company intends to file the Annual Report within the 60-day period described above.

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 198 supermarkets. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit ingles-markets.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the impact of weather-related events and natural disasters; the Company’s ability to successfully implement our expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.